                                                                     Exhibit 4.2


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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 19, 2002

                                     between

                                KENNAMETAL INC.,

                                    AS ISSUER

                                       and

                          BANK ONE TRUST COMPANY, N.A.,

                                   AS TRUSTEE

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



                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I  DEFINITIONS........................................................1

         SECTION 1.1.   Definition of Terms...................................1

ARTICLE II  GENERAL TERMS AND CONDITIONS OF THE NOTES.........................4

         SECTION 2.1.   Designation and Principal Amount......................4

         SECTION 2.2.   Maturity..............................................5

         SECTION 2.3.   Form and Payment......................................5

         SECTION 2.4.   Interest..............................................6

ARTICLE III  REDEMPTION OF THE NOTES..........................................6

         SECTION 3.1.   Optional Redemption...................................6

         SECTION 3.2.   No Sinking Fund.......................................7

ARTICLE IV  COVENANTS.........................................................7

         SECTION 4.1.   Amendments to Article 10 of the Indenture.............7

ARTICLE V  CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER.....................8

         SECTION 5.1.   Amendments to Article 8 of the Indenture..............8

ARTICLE VI  FORM OF NOTES.....................................................8

         SECTION 6.1.   Form of Notes.........................................8

ARTICLE VII  ORIGINAL ISSUE OF NOTES..........................................9

         SECTION 7.1.   Original Issue of Notes...............................9

ARTICLE VIII  MISCELLANEOUS...................................................9

         SECTION 8.1.   Ratification of Indenture.............................9

         SECTION 8.2.   Trustee Not Responsible for Recitals..................9

         SECTION 8.3.   Governing Law.........................................9

         SECTION 8.4.   Severability..........................................9

         SECTION 8.5.   Counterparts.........................................10

EXHIBITS

Exhibit A       Form of Senior Notes

                  FIRST SUPPLEMENTAL INDENTURE, dated as of June 19, 2002 (the "First Supplemental Indenture"), between KENNAMETAL INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and Bank One Trust Company, N.A., a national banking association, as trustee (the "Trustee").

                  WHEREAS, the Company executed and delivered the indenture dated as of June 19, 2002 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as determined by the Company under the Base Indenture;

                  WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7.20% Senior Notes due 2012 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

                  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definition of Terms.

                  Unless the context otherwise requires:

                  (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

                  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (c) a term defined in both the Base Indenture and in this First Supplemental Indenture shall have the meaning set forth in this First Supplemental Indenture;



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                                                                               2


                  (d) the singular includes the plural and vice versa;

                  (e) headings are for convenience of reference only and do not affect interpretation; and

                  (f) the following terms have the meanings given to them in this Section 1.1(f):

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or
         (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

                  "Consolidated Net Worth" means the excess of assets over liabilities of the Company and its consolidated subsidiaries, plus minority interest, as determined from time to time in accordance with GAAP.

                  "Consolidated Tangible Assets" means, on the date of any determination, total assets less goodwill and other intangibles of the Company and its consolidated subsidiaries, in each case as set forth on the most recently available consolidated balance sheet of the Company and its consolidated subsidiaries in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this First Supplemental Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Issue Date" shall mean the first date on which a Note is authenticated by the Trustee pursuant to this First Supplemental Indenture.

                  "Permitted Liens" shall mean, with respect to any Person: (i) Liens existing on the Issue Date; (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; (iii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on Property to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such Property or (b) financing all or any part of the cost of construction, improvement, development or expansion of any such Property; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in connection with any accounts receivable programs up to an aggregate of $125 million; (ix) Liens on current assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries and Liens in connection with Sale and Leaseback Transactions; provided that at the time of the incurrence of such Indebtedness or the entering into of such Sale and Leaseback Transaction, the aggregate amount of Indebtedness (other than Indebtedness secured by Liens described in clauses (i) through (viii) above) of the Company and its Restricted Subsidiaries secured by Liens does not exceed 10% of Consolidated Tangible Assets; and (x) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (i) through (ix) above; provided that the Lien may not extend beyond (A) the Property or Indebtedness subject to the existing Lien and (B) improvements and construction on such Property and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

                  "Principal Property" means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, the gross book value of which exceeds four percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares, together with all other plants and warehouses previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of the Company and its consolidated subsidiaries under GAAP.

                  "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

                  "Restricted Subsidiary" shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Unrestricted Subsidiary" means (1) any Subsidiary not organized under the laws of a state of the United States or the District of Columbia and any Subsidiary of such Subsidiary which is not organized under the laws of a state of the United States or the District of Columbia and (2) any Subsidiaries that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors and any Subsidiary of such Subsidiary. The Board of Directors may designate any Subsidiaries (including any newly-acquired or newly-formed Subsidiary) organized under the laws of a state of the United States or of the District of Columbia to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Property of, the Company or any other Restricted Subsidiary, provided, however, that the Subsidiary to be so designated has total assets of $35,000,000 or less.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                                   ARTICLE II

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

                  SECTION 2.1. Designation and Principal Amount.

                  The Notes are hereby authorized and are designated the 7.20% Senior Notes due 2012, unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of this Indenture will be in an aggregate principal amount of $300,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 303 of the Base Indenture. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, additional Notes ranking equally and ratably with the Notes issued hereunder in all respects (or in all respects except for the payment of interest following the Issue Date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall be governed by the terms of this Indenture.

                  SECTION 2.2. Maturity.

                  The principal amount of the Notes will be payable on June 15, 2012.

                  SECTION 2.3. Form and Payment.

                  The Notes will be issued as global notes, in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples thereof.

                  Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes will be made to The Depository Trust Company (the "Depositary").

                  The global notes representing the Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

                  So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Notes represented thereby for all purposes under the Indenture. Except as otherwise provided herein, each actual purchaser of each Note represented by a global note ("Beneficial Owner") will not be entitled to receive physical delivery of certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and no global note representing the Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a participant, on the procedures of the participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such global note or the Indenture.

                  The global notes representing the Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global debt securities, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor to the Depository is not appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that the global notes shall be exchangeable for certificated Notes and notifies the Trustee of such determination or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with


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                                                                               6


respect to the Notes. Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the global notes representing the Notes, which names shall be provided by the Depositary's relevant participants (as identified by the Depositary) to the Trustee. In such event the Company will execute, and subject to Section 303 of the Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes. Upon the exchange of the global notes for such Notes in definitive registered form without coupons, in authorized denominations, the global notes shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the global notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

                  SECTION 2.4. Interest.

                  The Notes shall bear interest at a rate equal to 7.20% per annum. Interest on the Notes shall accrue from June 19, 2002, or from the most recent interest payment date to which interest has been paid or duly provided upon for the Notes, as the case may be. Interest on the Notes shall be payable semi-annually in arrears on June 15 and December 15, commencing December 15, 2002 (each an "Interest Payment Date"), to the persons in whose names the Notes are registered at the close of business on June 1 and December 1, as the case may be, preceding such Interest Payment Date.

                                  ARTICLE III

                             REDEMPTION OF THE NOTES

                  SECTION 3.1. Optional Redemption.

                  The Notes will be redeemable, in whole or in part, at the option of the Company at any time, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including the portion of any such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date in accordance with customary market practice on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes, or portions thereof called for redemption.

                  If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of the Notes in amounts of whole multiples of $1,000.


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                                                                               7


                  SECTION 3.2. No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1. Amendments to Article 10 of the Base Indenture.

                  Article 10 of the Base Indenture is hereby amended in respect of the Notes and only in respect of the Notes by adding Sections 1009, 1010 and 1011 as follows:

                           SECTION 1009.  LIMITATION ON LIENS.

                           The Company will not, and will not permit any of its
                  Restricted Subsidiaries to, create, incur or otherwise cause to exist or become effective any Liens of any kind upon any asset now owned or hereafter acquired unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien, except for Permitted Liens.

                           SECTION 1010. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                           Neither the Company nor any Restricted Subsidiary
                  will enter into any sale and leaseback transaction with respect to any Principal Property (except for temporary leases of a term, including renewals, not exceeding five years) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Notes, or (b) the Company within 180 days after the effective date of such transaction applies to the voluntary retirement of its funded debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased property at the time such transaction was entered into.

                           SECTION 1011.  WAIVER OF CERTAIN COVENANTS.

                           Compliance with Sections 1009 and 1010 may not be
                  waived by the Trustee unless the Holders of at least a majority in aggregate principal amount of the Notes Outstanding consent to such waiver; provided, however, that the Company need not comply with Sections 1009 and 1010 in the event it elects to comply with Section 1302 or Section 1303 of this Indenture.

                                   ARTICLE V


                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

                  SECTION 5.1. Amendments to Article 8 of the Base Indenture.

                  Article 8 of the Base Indenture is hereby amended in respect of the Notes and only in respect of the Notes by deleting Section 801 in its entirety and replacing it with Section 801 as follows:

                  SECTION 801. WHEN COMPANY MAY MERGE, ETC.

                           The Company shall not consolidate or merge with or
                  into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets or assign any of its obligations under this Indenture or under the First Supplemental Indenture, dated as of June 19, 2002 (the "First Supplemental Indenture") to another entity unless:

                           (1) the entity formed by or surviving any such
                  consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

                           (2) the Surviving Entity expressly assumes by
                  supplemental indenture all of the obligations of the Company under the Notes (as defined in the First Supplemental Indenture), this Indenture and the First Supplemental Indenture; and

                           (3) immediately after giving effect to such
                  transaction, no Default or Event of Default shall have occurred and be continuing.

                                   ARTICLE VI

                                  FORM OF NOTES

                  SECTION 6.1. Form of Notes.

                  The Notes and the Trustee's Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this First Supplemental Indenture.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                                  ARTICLE VII

                             ORIGINAL ISSUE OF Notes

                  SECTION 7.1. Original Issue of Notes.

                  Notes in the aggregate principal amount of $300,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon Company Order.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1. Ratification of Indenture.

                  The Base Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 8.2. Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 8.3. Governing Law.

                  This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed in accordance with, the law of the State of New York.

                  SECTION 8.4. Severability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions of this First Supplemental Indenture or of the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION 8.5. Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                [remainder of the page left intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                        KENNAMETAL INC., as Issuer


                                        By  /s/ James E. Morrison
                                           --------------------------------
                                        Name: James E. Morrison
                                        Title: Vice President and Treasurer



                                        BANK ONE TRUST COMPANY, N.A.,
                                        as Trustee

                                        By  /s/ Jeffery L. Eubank
                                           ------------------------------
                                        Name: Jeffery L. Eubank
                                        Title: Authorized Officer

                                                                       EXHIBIT A

                             (FORM OF SENIOR NOTES)


                  This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FORM OF SENIOR NOTES                                                         A-1


                                 KENNAMETAL INC.
                           ___% Senior Notes due 2012

No.  __________________                                         $_______________
CUSIP No:  ____________________

                  KENNAMETAL INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ dollars ($___________) on _______,
2012 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from __________, 20__, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on _______ and _______ of each year, commencing on _______, 20__, at the rate of ___% per annum until the principal hereof shall have become due and payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest which shall be the close of business on the _______ or _______, (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and premium, if any, and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company. Each Holder of this Note by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

                  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

FORM OF SENIOR NOTES                                                         A-2

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: ____________, 20__
                                             KENNAMETAL INC.

                                             By:______________________________
                                                 Name:
                                                 Title:
Attest:
By:______________________________
    Name:
    Title:

FORM OF SENIOR NOTES                                                         A-4


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes of the series of Notes described in the within-mentioned Indenture.

Dated:___________________________



BANK ONE TRUST COMPANY, N.A., as Trustee


By______________________________
   Authorized Signatory

FORM OF SENIOR NOTES                                                         A-5

                                (REVERSE OF NOTE)
                                 KENNAMETAL INC.
                           ___% Senior Notes due 2012

                  This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities") specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 19, 2002 (the "Base Indenture"), duly executed and delivered between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated June 19, 2002 (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

                  The Notes are not entitled to the benefit of any sinking fund.

                  The Notes will be redeemable, in whole or in part, at the option of the Company at any time, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including the portion of any such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date in accordance with customary market practice on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus __ basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer

FORM OF SENIOR NOTES                                                         A-6


Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "Reference Treasury Dealer" means each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                  If less than all of the Notes of a series are to redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $1,000.

                  The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  In case an Event of Default, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (subject to the Company's right to defer such payments in the manner set forth herein), or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes,

FORM OF SENIOR NOTES                                                         A-7

the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then Outstanding and affected thereby. The Indenture also contains provisions permitting, among other things, the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and at the rates and in the money herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in The City of New York duly endorsed by, or accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, and such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

FORM OF SENIOR NOTES                                                         A-8

                  The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, sell, assign, transfer or lease all or substantially all of its properties or assets or create or incur liens on certain of its property. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the correctness or accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Notes of this series are issuable only in fully registered book-entry form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  This Note shall be governed by and construed in accordance with the law of the State of New York.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF SENIOR NOTES                                                         A-9


                                   ASSIGNMENT


To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:



              --------------------------------------------------------------
              (Insert assignee's social security or tax I.D. number)


              --------------------------------------------------------------
              --------------------------------------------------------------
              --------------------------------------------------------------
              --------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                             Your Signature:
      ------------------------                    ------------------------------
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                      of this Security)


Signature Guaranty:
                    -----------------------------------------------------------
                       (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP all in accordance with the Exchange Act.)



Social Security Number or Taxpayer Identification Number: ______________________